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                                                                    EXHIBIT 99.3

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                                 PRESS RELEASE

                     ALCATEL TO ACQUIRE NEWBRIDGE NETWORKS
           Move Makes Alcatel A World Leader In Broadband Networking

Paris, France & Kanata, Canada - 23 February 2000 - Alcatel (NYSE: ALA and
Paris: CGEP), a world leader in end-to-end voice and data communications solutions systems, today announced that it has entered into a definitive agreement to acquire Newbridge Networks Corporation (NYSE: NN and TSE: NNC), the ATM WAN market leader. The integration of Newbridge will make Alcatel one of the top players in the next-generation networking market.

Under the terms of the agreement, which has been approved by the boards of directors of the two companies, Newbridge shareholders will be asked to approve a Merger Agreement allowing for the ultimate conversion of each Newbridge share into 0.81 Alcatel ADR. Based on the Alcatel ADR closing price on 22 February, 2000 of US$48 1/8, the transaction has an implied value of US$7.1 billion.

Newbridge will merge with Alcatel's Carrier Data Division (CDD) to form the new Carrier Internetworking Division (CID). Prior to this acquisition, CDD had a revenue forecast of more than US$ 1 billion in ADSL, IP and other Internet-related equipment in 2000. The new division will be headquartered in Kanata, Canada, and is expected to have combined annual sales of more than US$ 2.5 billion (on a proforma basis).

"Alcatel is making a major move to become a world-wide leader in new generation networks, which will handle the explosive growth of data with the appropriate quality of service (QoS). This acquisition combines Alcatel's leading position in fast Internet access with Newbridge's strong ATM multiservice capabilities. Furthermore, the complementary position of both companies in network and service management, as well as their common approach to IP networks, will allow Alcatel to offer its customers and prospects a best in class product portfolio. This deal is very attractive for our shareholders because it is expected to boost both growth and income, thus enhancing shareholder value," said Alcatel's Chairman and CEO, Serge Tchuruk.

The merger of Alcatel and Newbridge will produce immediate benefits. Alcatel will leverage Newbridge's lead in the ATM/IP multiservice edge market and strong network management, to provide a comprehensive solution for managed enhanced services using DSL access technology.

The two companies have strong product synergies in LMDS radio access networks and complementary customer bases, which position Alcatel as a world leader in this fast growing market.

"During this past quarter, Newbridge achieved record revenue, streamlined its cost structures, made substantial gains in the U.S. market, and increased its WAN packet revenues. These have all served to put Newbridge on a dynamic growth path in the broadband, next-generation market," said Pearse Flynn, Newbridge President and Chief
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Operating Officer. "As part of the Alcatel family, we gain advantages from its leading positions in broadband access and optics, its strong financing capabilities, broader geographical presence and end-to-end network integration know-how. The merger of Newbridge and Alcatel allows us to accelerate our growth in the explosive broadband networking market."

"This deal confirms that broadband networks are the future of networking, and that QoS remains the most important factor in delivering reliable, secure networks. Newbridge understood this long before the competition, and has led in developing these networks over the past decade. The union of Alcatel and Newbridge is a true validation of our strategy," said Terence Matthews, Chairman and CEO of Newbridge Networks.

Newbridge's newest product, the Newbridge 670 Routing Switch Platform, is a prime example of Newbridge's leadership in the multiservice, ATM/IP/MPLS market. The Newbridge 670 has been successfully tested by major world-wide carriers. The product scales from 50 Gb/s to 450 Gb/s - and will scale even higher in the future. No other product can match this scalability. The 670 perfectly serves carrier requirements to cope with explosive traffic growth while providing excellent QoS.

Alcatel expects the deal to be substantially accretive on a post-goodwill basis as early as 2001, with a slight positive impact on EPS expected in 2000. These forecasts do not include any potential revenue synergies, though this is a key driver for the transaction. They do include US$ 150 million of expected cost savings in 2001, representing the 2001 impact of anticipated savings of US$ 230 million on an annualized basis.

Pearse Flynn will head the expanded team as President of Alcatel's Carrier Internetworking Division. He will also be appointed CEO of Newbridge. He will report to Krish Prabhu, COO of Alcatel Telecom. Mr. Prabhu will oversee the integration process.

Completion of the acquisition is subject to Newbridge shareholder approval of the Merger Agreement, Alcatel shareholder authorization to complete the transaction, the expiration or termination of waiting periods under applicable antitrust laws, Canadian foreign investment review and other customary conditions, including Canadian court approval. To facilitate a deferral of Canadian income tax for Canadian shareholders of Newbridge, Newbridge shares will be converted into securities that can be exchangeable into Alcatel ADRs for a period not to exceed five years from the closing of the transaction.

Alcatel builds next-generation networks, delivering integrated end-to-end voice and data communications solutions to established and new carriers, as well as enterprises and consumers worldwide. With 120,000 employees and sales of EURO 23 billion in 1999, Alcatel operates in more than 130 countries.

Newbridge Networks designs, manufactures, markets and services wide area networking solutions for Internet service providers; local, long-distance, and wireless communications companies; cable television carriers; and enterprise customers in more than 100 countries. The Company leverages its relationship with a growing family of Newbridge Affiliate companies and strategic alliances with numerous other networking
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companies to deliver complete, end-to-end solutions. Newbridge customers include the world's 350 largest telecommunications service providers and more than 14,000 corporations, government organizations and other institutions. Founded in 1986, the Company employs more than 6,000 people on six continents. News and information are available at www.newbridge.com.
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This document may include forward-looking statements within the meaning of Safe
Harbor provisions of the United States federal securities laws. These statements are based on current expectations, estimates and projections about the general economy and Alcatel's and Newbridge's lines of business and are generally identifiable by statements containing words such as "expects", "believes", "estimates", or similar expressions. Statements related to the future performance involve certain assumptions, risks and uncertainties, many of which are beyond the control of Alcatel or Newbridge, and include, amongst others, applicable regulatory approvals, growth and customer spending patterns in the telecommunications market, foreign and domestic product and price competition, cost effectiveness, changes in governmental regulations, general economic and market conditions in various geographic areas, interest rates and the availability of capital. Although Alcatel and Newbridge believe their respective expectations reflected in any such forward-looking statements are based on reasonable assumptions, they can give no assurance that those expectations will be achieved; actual results could differ materially from the above as a result of these or other factors.


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Newbridge Contact: Brian Keating
Cell #: 44 498 534 443
Newbridge Tel: 613 591 3600 x3421


Conference calls will be held for press and analysts at
     9:00 AM (CET), 3:00 AM (EST) in English:
                                                             + 44 (181) 896 4300

     11:00 AM (CET), 5:00 AM (EST) in French:
                       Press Conference, Alcatel, 54 rue la Boetie , 75008 Paris